Exhibit 23.2

AJM Petroleum Consultants

March 8, 2010

Consent of Independent Petroleum Engineers and Geologists

We hereby consent to the incorporation by reference in the registration statement (No. 333-163442) on Form S-3 of Tri-Valley Corporation (the “Company”) and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission, of the reference to AJM Petroleum Consultants, and the inclusion of our report dated January 27, 2010.

AJM Petroleum Consultants

By:	/s/ Robin G. Bertram
Robin G. Bertram, P. Eng.
Vice President Engineering

Calgary, Alberta, Canada

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